Exhibit R2

TCW Code of Ethics

TCW Policies & Procedures

December 9, 2024

FOR INTERNAL USE ONLY

Table of Contents

General Principles	1
Personal Investment Transactions	2
Overview	2
Covered Transactions/Covered Accounts	2
Pre-clearance of Covered Transactions	3
Pre-clearance Process	3
Limitations on Pre-Clearance	4
Personal Trading Restrictions	4
Prohibited Transactions	4
Additional Restrictions for Certain Investment Personnel	5
Exempt Securities	6
Exemptive Relief	9
Reporting	10
Personal Investment Reporting	10
Reporting on Opening, Changing or Closing a Covered Account	10
Other Required Certifications	10
Insider Trading and Market Manipulation Policy	11
Insider Trading	11
Overview	11
What You Should Do If You Have Questions About Inside Information?	12
Policies and Procedures	12
Trading Prohibition	12
Communication Prohibition	12
Obligations with respect to the Material, Non-Public Information	13
Trading in the Names of Companies on the Restricted List	13
Does TCW Monitor Trading Activities?	14
Maintenance of Restricted List	14
Exceptions	14
Removal of Issuers from the Restricted List	15
What is Material Information?	15
What is Non-Public Information?	15
What Tippee Liability?	16
Examples of How TCW Personnel Could Obtain Inside Information and What You Should Do In These Cases	16
Deal-Specific Information	17
Participation in Rapid Fire Capital Infusions	17
Overview	17
What Should You Do?	17
What Are The Ramifications For Participating In A Rapid Fire Capital Infusion?	17
Creditors’ Committees	18
Information about TCW Products	18
“Big Boy” Letters	18
Contacts with Public Companies	19
Value-Added Investors	19
Expert Networks	20
Market Manipulation	20
Overview	20
Policies and Procedures	20
Legal Background	20

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Gifts & Entertainment: Anti-Corruption Policy	23
Gifts	23
Entertainment or Similar Expenditures	23
Gifts, Entertainment, Payments & Preferential Treatment	24
Gifts Provided By the Firm/Access Persons	25
Entertainment and Hospitality Provided by the Firm/Access Persons	26
Gifts and Entertainment Received by Firm Personnel	27
Foreign Corrupt Practices Act (FCPA)	29
Statement of Purpose	29
Scope	29
Prohibited Conduct	29
Health or Safety Exception	30
Third Party Representatives	30
Red Flag Reporting	31
Mandatory Reporting	32
Books and Records	32
Outside Business Activities	32
General	32
Obtaining Approval/Reporting	33
Political Activities & Contributions	33
Introduction	33
General Rules	34
Rules Governing Firm Contributions and Solicitation Activities	34
Rules for Access and Covered Persons	35
Responsibility for Personal Contribution Limits	35
Pre-Approval of all Political Contributions, Fundraising, Soliciting, and Volunteer Activity	35
New Hires	36
Participation in Public Affairs	36
Lobbying	36
Other Employee Conduct	37
Personal Loans	37
Taking Advantage of a Business Opportunity That Rightfully Belongs To the Firm	37
Disclosure of a Direct or Indirect Interest in a Transaction	37
Corporate Property or Services	37
Use of TCW Stationery	37
Giving Advice to Clients	38
Confidentiality	38
Sanctions	38
Reporting Illegal or Suspicious Activity—“Whistleblower Policy”	38
Policy	38
Procedure	38
Glossary	40
Endnotes	44

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General Principles

The TCW Group, Inc. is the parent of several companies that provide investment advisory services. As used in this Code of Ethics or Code, the “Firm” or “TCW” refers to The TCW Group, Inc., TCW Advisors, and controlled affiliates.

This Code is based on the principle that the officers, directors and employees of the Firm owe a fiduciary duty to the Firm’s clients. In consideration of this you must:

•	Protect the interests of the Firm’s clients before looking after your own.

•	If you know that an investment team is considering a transaction in a security, don’t trade that security.

•	Never use opportunities provided for the Firm’s clients by brokers or others for your personal benefit.

•	Avoid actual or apparent conflicts of interest in conducting your personal investing.

•	Never trade on the basis of client information, or otherwise use client information for personal benefit.

•	Maintain the confidentiality of all client financial and other confidential information. Loose lips sink ships.

•	Comply with all applicable securities laws and Firm policies, including this Code.

•	Communicate with clients or prospective clients candidly.

•	Exercise independent judgment when making investment decisions.

•	Treat all clients fairly.

In addition to the above fiduciary requirements, Officers, directors and employees of the Firm are prohibited from violating the laws of the United States, including but not limited to, the applicable federal and state securities laws. These provisions prohibit any manipulative conduct in connection with transactions in Securities in the marketplace:

•	Employing any device, scheme or artifice to defraud;

•

Making any untrue statement of a material fact, or omitting to state a material fact necessary in order to make the statements made not misleading, in connection with the offer, purchase, or sale of Securities; or

•	Engaging in any action, transaction, practice or course of business that would operate as a fraud or deceit upon any person.

This Code of Ethics applies to all Access Persons and their respective Covered Persons, as defined herein. New employees are provided copies of the Code of Ethics as part of their onboarding process. Since the Code and amendments made to it are always available on myTCW, Access Persons are deemed to be in receipt of the Code. Annually, all Access Persons are required to acknowledge that they have received the Code and any amendments and understand its contents. As always, if you have any questions, the Administrator of the Code of Ethics and the Compliance Department are available to help.

When in doubt, call the General Counsel, the Chief Compliance Officer, or any member of the Compliance or

Legal Department before taking action. We are here to help. The reputation that TCW has built through decades of hard work can be destroyed by a single action. As an Access Person, you are responsible for safeguarding the reputation of TCW.

Individuals covered by this Code of Ethics are required to promptly report any violation to the Administrator of the Code of Ethics and/or the Chief Compliance Officer. Violations of this Code constitute grounds for disciplinary actions, including immediate dismissal.

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Personal Investment Transactions

Overview

The first part of this policy restricts your personal investment activities to avoid actual or apparent conflicts of interest with investment activities on behalf of clients of the Firm. The second part addresses reporting requirements for personal investing. You must conduct your personal investment activities in compliance with these rules.

Any questions about this policy should be addressed to the Administrator of the Code of Ethics at extension 0467 or ace@tcw.com.

All Securities trading by Access Persons and Covered Persons is monitored and reviewed. If patterns arise or it is determined that trading during the course of normal operations is of such a level as to interfere with the Person’s work performance or responsibilities, create any actual or apparent conflict of interest, negatively impact the operations of TCW or violate any Firm policy, limits may be imposed. The Person may be notified by his/her supervisor, or such other appropriate officer(s) that there is a trading issues, and that trading restrictions and/or other disciplinary action, as appropriate, may be implemented.

Every Covered Person should be familiar with the requirements of this policy. Contact the Administrator of the Code of Ethics to send each Covered Person a copy of this policy.

Covered Transactions/Covered Accounts

This policy covers investment activities (“Covered Transactions”) (i) by any Access Person or Covered Person in a Covered Account, or (ii) in any account in which any Access Person has a “beneficial interest”.

An Access Person has a “beneficial interest” in an account if that Access Person:

•	has benefits substantially equivalent to owning the Securities or the account,

•	can obtain ownership of the Securities in the account within 60 days, or

•	can vote or dispose of the Securities in the account.

Any account of an Access Person or Covered Person is a “Covered Account.” Covered Accounts include any personal trading account in which you have a beneficial interest. A representative list of such accounts includes:

•

Brokerage accounts (i.e. individual, joint, trust, custodial); Individual Retirement Accounts (all types); DRIPs, profit sharing, and any other account/vehicle that have the ability to trade any non-exempt investment product.

•	401(k) and 529 Plans accounts that provide the ability to trade any non-exempt investment product.

•	Please note: If the accounts hold MetWest or TCW Registered Funds, these accounts require reporting as well.

•	Accounts held directly at mutual funds are exempt unless the account holds MetWest or TCW Registered Funds.

•	A relative’s brokerage account for which the Access Person can effect trades, or an estate for which the Access Person makes investment decisions as executor.

•	This includes accounts for relatives in the same household (residence).

•	Direct investments in private funds.

Violations of this policy by a Covered Person will be treated as violations by you.

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Pre-clearance of Covered Transactions

Generally, all trading by Access Persons and Covered Persons requires pre-clearance. Exempt securities are listed in this Code of Ethics.

Pre-clearance Process

Pre-clearance is required for any non-exempt security below and any other investment product not listed on the Exempt securities list in the Code of Ethics.

Pre-clearance expires at 1:00 p.m. Los Angeles time (4:00 p.m. New York time) on the next business day after approval has been received. If your order has not been executed by the next business day after approval, it should be canceled and a new pre-clearance obtained. Log on to StarCompliance and file the required preclearance form at https://tcw-ng.starcompliance.com/

Outside Fiduciary Accounts and Non-Discretionary Accounts require special procedures and qualification. Contact the Administrator of the Code of Ethics.

Types of Non-exempt Securities	Pre-clearance Required?	Reporting Required?	Comments

Equities / Stocks (US and Foreign)	Yes	Yes

Corporate Bonds and Notes	Yes	Yes

Derivatives - Options, warrants, financial commodities, security-based swaps, any other derivative linked to a specific security or other derivative product.	Yes	Yes

Exchange Traded Funds (ETFs) Exchange Traded Notes (ETNs)	Yes	Yes

Closed-end Mutual Funds Foreign Mutual Funds	Yes	Yes

Unit Investment Trusts (UITs) Foreign Unit Trusts (UCITS)	Yes	Yes	Shares of unit investment trusts that are invested exclusively in mutual funds not advised by the Firm are considered Exempt Securities.

Recurring Deposits used to purchase non- exempt securities	Yes	Yes	Any transaction in non-exempt security that overrides the pre-set schedule of the automatic investments plan of corporate dividends must be pre-cleared and reported. (This excludes dividend reinvestments, which are exempt securities)

Options – (Buying or Writing/Selling a Call or Put Option, exercising options with volition)	Yes	Yes	Securities obtained from the exercise or expiration of written call or put options requires update to holdings.

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Private funds, Private placements, private securities	Yes	Yes

Private Investments include, but are not limited to investments in: hedge funds, private equity funds, venture capital funds, other private fund vehicles, privately-held companies, investments in commercial properties, or residential properties (excluding primary residence) where income is earned on the property (e.g. a secondary residence that is used as a rental property or listed as vacation rental) and private placement offerings of various assets.

Private Investments also may include: (i) loans to or from such entities, and any other entities formed for the purpose of engaging in business activity; (ii) loans to or from individuals who are not immediate family of the Access Person; and (iii) loans to or from individuals who are immediate family of the Access Person for the purpose of engaging in business activity.

Volitional transactions in non-exempt securities (includes tender offerings)	Yes	Yes	Any transaction that overrides the pre-set schedule of corporate actions must be pre-cleared and reported.

Limitations on Pre-Clearance

All pre-clearance requests in StarCompliance will be limited to 65 approved requests per calendar quarter. Once an Access Person or Covered Person has reached 65 approved pre-clearance requests for the quarter, StarCompliance will automatically deny each subsequent pre-clearance request (i.e. beginning with the 66th pre-clearance request). The multiple transactions that make up an option trading strategy, such as option spreads, will be counted as individual transactions towards the trading limit.

Personal Trading Restrictions

If you receive two or more personal securities trading violations within a 2-year period, the Firm will impose an automatic 90-day trading suspension on your trading. Specifically, a trading suspension will result in automatic denials of all pre-clearance requests for 90 days.

Prohibited Transactions

The following activities are prohibited and pre-clearance will generally not be available.

Prohibited Transaction	Exceptions/Limitations	Consequences/Comments

Transacting in a Security that the Firm is trading for its clients	Exception: Permitted once the Firm’s trading is completed or cancelled	Portfolio managers may accumulate a position in a particular security over a period of time. During such accumulation period, permission for personal trades in that security will generally not be granted.
Transacting in a security that the Access Person knows is under consideration for trading by the Firm for its clients

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Acquiring any Security in an: IPO, any Digital Currency in an ICO, Or any Single Stock ETF.	Exception: Permitted if the Security is an Exempt Security. See chart below.	Current holders of prohibited securities must contact Administrator of the Code of Ethics to seek permission to liquidate.

Acquiring an interest in a 3rd party registered investment company advised or sub-advised by the Firm	Exception: TCW sub-advised ETFs are permitted, but, as with all ETFs, must still be pre-cleared and reported as stated below.	See Prohibited Third-Party Mutual Fund List under Forms on myTCW.

No short-selling any ETF that is TCW advised, sub-advised or otherwise managed by the Firm.

Additional Restrictions for Certain Investment Personnel

In addition to the foregoing prohibited transactions, the following are prohibited for the Investment Personnel indicated below.

Prohibited Transaction	Applies to	Consequences/Comments
Profiting from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 60 calendar days.	• Investment Personnel • Members of Investment Compliance

Transactions will be matched using a LIFO system.

Profits from the sale or purchase of a security obtained within 60 days of the exercise of written call or put options are subject to the rule prohibiting such transactions for Investment Personnel.

All profits of prohibited trades are subject to disgorgement

Exceptions:

•  Exempt Securities

•  ETFs and ETNs (Though exempt from this rule, ETFs and ETNs still must be pre-cleared through StarCompliance)

•  Transactions in derivatives linked to ETFs and ETNs such as options on ETFs and ETNs must be pre-cleared and are not exempt from this rule.

Purchasing or selling a Security in the 5 business days BEFORE that Security is bought or sold on behalf of a Firm client (except for account rebalancings to maintain proportions after cash receipts, redemptions, or the like, that do not involve any investment decision), in any

•  Covered Account, or

•  Outside Fiduciary Account

• Prohibited for Investment Personnel related to the client account in which the Security is transacted. • Members of Investment Compliance

•  All prohibited transactions will generally be reversed; and

•  all profits are subject to disgorgement.

Exceptions:

•  Stock transactions resulting from the forced exercise of a call or put option that you have written

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Prohibited Transaction	Applies to	Consequences/Comments

Purchasing a Security in the 5 business days after that Security is sold on behalf of a Firm client, or selling a Security in the 5 business days AFTER that Security is purchased on behalf of a Firm client (except for account rebalancings to maintain proportions after cash receipts, redemptions, or the like, that do not involve any investment decision), in any

•  Covered Account, or

•  Outside Fiduciary Account

• Prohibited for Investment Personnel related to the client account in which the security is transacted. • Members of Investment Compliance

•  All prohibited transactions will generally be reversed; and

•  all profits are subject to disgorgement.

Exceptions:

•  Stock transactions resulting from the forced exercise of a call or put option that you have written

Purchasing or selling any Security in the 5 business days AFTER a TCW-advised or sub-advised registered investment company buys or sells the Security (except for account rebalancings to maintain proportions after cash receipts, redemptions, or the like, that do not involve any investment decision), in any

•  Covered Account, or

•  Outside Fiduciary Account

• Prohibited for Investment Personnel involved in managing funds for the registered investment company • Members of Investment Compliance

•  All prohibited transactions will generally be reversed; and

•  all profits are subject to disgorgement.

Exceptions:

•  Stock transactions resulting from the forced exercise of a call or put option that you have written

Purchasing or selling any Security in a manner inconsistent with any recommendation made by that research analyst less than 90 days prior to the proposed purchase or sale	• Prohibited for any Analyst or Researcher	• All prohibited transactions must be reversed; and • all profits are subject to disgorgement.

Recommending any Security for purchase by the Firm, including writing a research report advocating for the purchase of a Security, where such individual also holds such Security in a Covered Account.	• Prohibited for any portfolio manager, Researcher or Analyst, unless they have held such Security for at least three months prior to the recommendation or drafting of the research report.	• All prohibited transactions must be reversed; and • all profits are subject to disgorgement.

Exempt Securities

Pre-clearance is generally not required for Exempt Securities. The following table identifies Exempt Securities and summarizes any pre-clearance and reporting requirements that apply.

Types of Exempt Securities	Pre-clearance Required?	Reporting Required?	Limitations/Comments
MetWest or TCW Open End Mutual Funds in a Firm or Non-Firm Account	No	Yes	Compliance with frequent trading rules required TCW closed-end investment companies and TCW exchange-traded funds (ETFs) require pre-clearance.

U.S. and Government Securities (including agency obligations)	No	No

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Types of Exempt Securities	Pre-clearance Required?	Reporting Required?	Limitations/Comments

Investment-grade rated Securities issued by any State, Commonwealth or territory of the United States, or any political subdivision or taxing authority thereof	No	Yes

Certificates of deposit (Bank and Brokered) or time deposits	No	No

Bankers’ Acceptances	No	No

Investment grade debt instruments with a term of 13 months or less, including commercial paper, fixed-rate notes and repurchase agreements	No	Yes	Ask the Legal Department for clarification if any questions.

Shares in money market mutual funds or a fund that appears on the exempt list.	No	No

Shares in open-end investment companies not advised or sub-advised by the Firm.	No	No*	See Prohibited Third-Party Mutual Fund List under myTCW.

(ETFs, ETNs and closed-end funds are not exempt and require pre-clearance)		* MetWest and TCW Registered Funds require reporting.

Investments in Collective Investment Trust (CIT)	No	No* *TCW CITs require reporting

Shares of unit investment trusts (UITs) that are invested exclusively in mutual funds not advised by the Firm.	No	No

Municipal bonds traded in the market	No	Yes	No

Trades in Non-Discretionary Accounts which you, your spouse, your domestic partner, or your significant other established.	The Account must first be certified as Non- Discretionary by Compliance – Contact the Administrator of the Code of Ethics. If designated as Non- Discretionary, no pre- clearance of trades required.	The Account must first be certified as Non- Discretionary by Compliance – Contact the Administrator of the Code of Ethics. If designated as Non- Discretionary, no reporting of trades required.	Periodic sample reviews of statements of non-discretionary accounts will be conducted.

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Types of Exempt Securities	Pre-clearance Required?	Reporting Required?	Limitations/Comments

Dividends reinvested through a Dividend Reinvestment Plan (DRIP)

[Note: While automatic transactions within DRIPS and ESOPs do not require pre-clearance, any volitional transactions within DRIPS and ESOPs must be pre-cleared]

	No, unless the transaction is not automatic	Yes

Securities purchased pursuant to certain Robo Advisory Programs	The Program must first be evaluated by Compliance - Contact the Administrator of the Code of Ethics. If designated as Non- Discretionary, no pre-clearance of trades required.	The Program must first be evaluated by Compliance - Contact the Administrator of the Code of Ethics. If designated as Non- Discretionary, no reporting of trades required.	Periodic sample reviews of statements of non-discretionary accounts will be conducted.

Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer.	No	Yes	Sales of such rights that were acquired must be pre-cleared.

Securities where the Firm acts as an adviser or distributor for the investment, offered in: • A hedge fund; • Private Placement; or • Other Limited Offerings	No	Yes	Firm already must approve in order to invest, which serves as pre-clearance.

Interests in Firm-sponsored limited partnerships or other Firm-sponsored private placements, including those that that are • Estate planning transfers • Court-ordered transfers	No	Yes	Firm already must approve in order to invest, which serves as pre-clearance.

Securities acquired or sold in connection with the involuntary exercise or assignment of an option.	No, unless you voluntarily exercise an option.	Yes, securities received must be reported.	Profits from the sale or purchase of a security obtained within 60 days of the exercise of written call or put options are subject to the rule prohibiting such transactions for Investment Personnel.

Ownership Interests in Clipper Holding, LP	No	No

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Types of Exempt Securities	Pre-clearance Required?	Reporting Required?	Limitations/Comments
Ownership Interests in TCW Owners, LLC	No	No

Rule 10b5-1 Plans	Prior approval required to enter plan. Transactions pursuant to an approved plan will not require pre-clearance.	Yes

Direct Purchase Plans	Prior approval required to enter plan. Transactions pursuant to an approved plan will not require pre-clearance.	Yes

Direct investments in Cryptocurrencies or Digital Currencies (non-securities such as Bitcoin, Ethereum). However, investment products derived from cryptocurrencies or digital currencies are NOT exempt.	No	No	Bitcoin ETFs and other derivative products based on Cryptocurrencies or Digital Currencies require both preclearance and reporting.

Futures and Non-Financial Commodities	No	Yes	Financial Commodities are not exempt and requires both pre-clearance and reporting.

Non-publicly traded funds associated with certain Qualified Accounts [These include state sponsored 529 Plans, Health Savings Accounts (HSA) and Employer Retirement Plans]	No	Yes* *MetWest and TCW Registered Funds require reporting.	Non-publicly traded investment fund vehicles offered in certain Qualified accounts are exempt from preclearance and reporting.

Acquisition of securities by gift, inheritance, or corporate action.	No	Yes	However, a sale of securities acquired by gift, inheritance, or corporate action requires pre-clearance.

Exemptive Relief

To seek approval for a Code of Ethics exemption, contact the Administrator of the Code of Ethics. The Administrator of the Code of Ethics will require a written statement indicating the basis for the requested approval, and coordinate obtaining the approval of the Approving Officers. The Approving Officers have no obligation to grant any requested approval or exemption.

The Approving Officers also may, under appropriate circumstances, grant exemption from Access Person status to any person.

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Reporting

Personal Investment Reporting

Access Persons are required to report all non-exempt security holdings and transactions (including investments in private placements) as part of the certifications listed below.

TCW receives automated feeds from many major brokers (“Linked Brokers”). If your broker is not a Linked Broker, you must ensure that TCW receives duplicate broker statements. The Administrator of the Code of Ethics can inform you if your broker is a Linked Broker, and set up your account for automated feed. If your broker is not a Linked Broker, the Administrator of the Code of Ethics can assist you with a release letter (“407 letter”) to allow TCW to receive duplicate statements. Corporate actions such as mergers, purchases and sales, spin-offs, stock splits, stock-on-stock dividends and like activities must also be reported unless made through an account with a Linked Broker. In addition, Access Persons must timely file all reports for all transactions as provided in the tables below and must promptly report the opening, closing or changing of any Covered Accounts.

Reporting on Opening, Changing or Closing a Covered Account

Brokerage Accounts: You must use the StarCompliance, https://tcw-ng.starcompliance.com/, system to enter information about each Covered Account:

Activity	Comments	Exceptions
• Upon becoming an Access Person • Upon opening a new Covered Account while you are an Access Person	Updates must occur within 30 days of the event

You are not required to report or enter information for:

•  Outside Fiduciary Accounts

•  Accounts that can only invest in open end mutual funds

*   Accounts holding MetWest and TCW Registered Funds require reporting

• Upon closing, or making any change to a Covered Account while you are an Access Person	Updates must occur within 30 days of the event	N/A

Employee Separate Accounts: Employees may not establish a Separately Managed Account for themselves, family members, or friends without the prior written approval of (i) the manager of their investment unit and/or the primary investment strategy in which the account is proposed to be invested (e.g., the Head of Fixed Income, Equities, Emerging Markets, Private Credit or Asset Backed Finance, as the case may be), (ii) the COO, and (iii) the General Counsel. If the Separately Managed Account is intended to create a marketing track record, approval will also be required by the Product Development Committee.

Other Required Certifications

Reports are filed online at https://tcw-ng.starcompliance.com/

If you will not be able to file a report on time, contact the Administrator of the Code of Ethics prior to the filing due date.

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Certification	When Due	Additional Requirements
Initial Holdings Report	Within 10 days after becoming an Access Person	Include all securities except Exempt Securities Include all Covered Accounts. Holdings must be current no earlier than 45 days before you became an Access Person

Quarterly Report of Personal Investment Transactions	By each January 15, April 15, July 15 and October 15	Must be filed even if there were no transactions during the period.

Annual Holdings Report	By January 31 of each year	Same as Initial report, except that holdings must be current as of December 31 of the prior year.

Annual Certificate of Compliance	By January 31 of each year

Annual Report on Outside Business Activities (Includes, among other activities, Directorships, Officerships, Creditor Committees, Board Observation Rights and Employment)	By January 31 of each year	Must be filed even if there are no outside business activities to report.

Quarterly Certification on Personal Devices / Electronic Communications	By each January 15, April 15, July 15 and October 15

Insider Trading and Market Manipulation Policy

Insider Trading

Overview

Members of the Firm occasionally come into possession of material, non-public information or “inside information”. Various laws, court decisions, and general ethical standards impose duties with respect to the use of this inside information.

The U.S Securities and Exchange Commission (the “SEC”) and other rules provide that any purchase or sale of a security of an issuer while “having awareness” of inside information regarding that issuer or certain related issuers is illegal regardless of whether the information was a motivating factor in making a trade.

Courts may attribute one employee’s knowledge of inside information to other employees that trade in the affected security, even if no actual communication of this knowledge occurred. Thus, by buying or selling a particular security in the normal course of business, Firm personnel other than those with actual knowledge of inside information could inadvertently subject the Firm to liability. However, the securities laws provide firms with an affirmative defense to such charges, and that defense depends upon the establishment and enforcement of policies and procedures reasonably designed to control the flow of inside information within the firm.

The risks in this area can be significantly reduced through the use of a combination of trading restrictions and temporary and permanent information barriers (“Information Barrier(s)”) designed to confine material non-public information to a given individual, group or department.

See the Reference Table below if you have any questions on this Policy or who to consult in certain situations.

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What You Should Do If You Have Questions About Inside Information?

Topic	You Should Contact:

If you have a question about:	Any SVP or MD in the Legal Department

• This Policy in general

• Whether information is “material” or “non-public”

• If you have a question about whether you have received inside information on a Firm commingled fund (e.g. partnerships, trusts, mutual funds)

• Whether you have received material non-public information about a public company

• Obtaining deal-specific information (pre-clearance is required)

• Sitting on a Creditors’ Committee (preapproval is required)

• An Information Barrier

• Section 13/16 issues

If you wish to serve on a Board of Directors, serve as an alternate on a Board, serve as a Board Observer or sit on a Creditors Committee (Pre-approval is required)	Administrator of the Code of Ethics

In the event of inadvertent or non-intentional disclosure of material non-public information	Any SVP or MD in the Legal Department

Policies and Procedures

Trading Prohibition

•

No Access Person of the Firm, either for themselves or on behalf of clients or others, may buy or sell a security (i.e., stock, bonds, convertibles, options, warrants or derivatives tied to a company’s securities) while in possession of material, non-public information about the company or certain related companies1 (except as listed in Deal- Specific Information below).

•	This applies in the case of both publicly traded and private companies.

•

This means that you may not buy or sell such securities for yourself or anyone, including your spouse, domestic partner, relative, friend, or client and you may not recommend that anyone else buy or sell a security of a company on the basis of inside information regarding that company.

If you believe you have received oral or written material, non-public information, you should not discuss the information with anyone except an SVP or MD member in the Firm’s legal Department (“the Legal Department”) and should contact the Legal Department immediately. Do not discuss the information with your supervisor, department head or any other individual who is on your team.

Communication Prohibition

No Access Person may communicate material, non-public information about a company to others who have no official need to know, regardless of whether the company is on the Restricted List. This is known as “tipping,” which also is a violation of the insider trading laws, even if you as the “tipper” did not personally benefit. Therefore, you should not discuss such information acquired on the job with your spouse, domestic partner or with friends, relatives, clients, or anyone else inside or outside of the Firm except on a need-to-know basis relative to your duties at the Firm.

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Remember that TCW Funds, Inc., Metropolitan West Funds, TCW ETF Trust, each of their series, and any other proprietary and registered closed-end investment companies (including TPAY and TSI)), exchange-traded funds (ETFs) and open-end investment companies (mutual funds) advised (or sub-advised) by TAMCO, TIMCO, TABF, or MetWest, respectively (such closed-end investment companies, ETFs and mutual funds, collectively, the “TCW Registered Funds”) are publicly traded entities and you may be privy to material non-public information regarding those entities. Communicating such information in violation of the Firm’s policies is illegal.

The prohibition on sharing material, non-public information extends to affiliates such as the Carlyle and Nippon Life entities. Please refer to the policies and procedures describing the relevant information barrier to these entities.

Obligations with respect to the Material, Non-Public Information

If Firm personnel are presented with the opportunity to learn non-public information to assist in the analysis of any security or other instrument prior to signing any confidentiality letter, a definitive agreement pertaining to an investment, or any other agreement relating to the receipt of confidential information, such personnel must obtain the approval of the Legal Department prior to entering into any such confidentiality letter or agreement. Firm personnel may not knowingly accept any material, non-public information relating to a company prior to the Administrator of the Code of Ethics placing such issuer on the Restricted Securities List.

If Firm personnel obtain information about a company that may be material, non-public information, including, among other things, as a result of a contractual agreement, through an expert or expert network, or by virtue of a Firm representative or observer on a company’s board of directors or creditor’s committee, you must immediately notify the Administrator of the Code of Ethics of the information. If the Administrator of the Code of Ethics, in coordination with the Legal Department, determines that the information constitutes material, non-public information that might expose the Firm or any of its affiliates to liability for “insider trading,” the company to which the information relates and, in certain circumstances, related companies will generally be placed on the Restricted Securities List.

You may contact the Administrator of the Code of Ethics at extension 0467 or ace@tcw.com.

Trading in the Names of Companies on the Restricted List

When a company is placed on the Restricted Securities List, no member, employee, or other personnel of the Firm or certain of its affiliates (or any member of the family/household of such member, employee, or personnel) may trade in the securities or other instruments of the company, either for their own account or for the account of any TCW Client (as defined below), absent authorization from the Administrator of the Code of Ethics.

In addition, no member, employee, or other personnel of the Firm or certain of its affiliates (or any member of the family/household of such member, employee, or personnel) may recommend trading in such company, or otherwise disclose material, non-public information, to anyone other than the Administrator of the Code of Ethics, the Legal Department and personnel of the firm with whom such person is working on a matter to which such material, non-public information relates.

The Restricted Securities List must be checked before each Firm trade. If an order is not completed on one day, then the open order should be checked against the Restricted Securities List and approval must be obtained every day it is open beyond the approved period that was given (e.g., the waiver you received was for a specific period, such as one day).

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Does TCW Monitor Trading Activities?

Yes, TCW monitors trading activities through one or more of the following:

•	Conducts reviews of trading in public securities listed on the Restricted Securities List.

•	Surveys client account transactions that may violate laws against insider trading and, when necessary, investigates such trades.

•	Conducts monitoring of the Information Barriers.

•	Reviews personal securities trading to identify insider trading, other violations of the law or violations of the Firm’s policies.

•	Obtains securities holding and transaction reports as required by SEC rules and regulations.

Maintenance of Restricted List

The Administrator of the Code of Ethics maintains the Restricted Securities List, which is a highly confidential list of companies that includes any company (i) about which the Firm or any of its personnel may possess material non-public information and (ii) the Administrator of the Code of Ethics, in coordination with the Legal Department, deems appropriate to be added to the Restricted Securities List because, for example, trading in such company’s securities may involve potential conflicts of interest.

The Administrator of the Code of Ethics distributes the Restricted Securities List as necessary. The Administrator of the Code of Ethics also updates an annotated copy of the list and maintains the history of each item that has been deleted. This annotated Restricted Securities List is available to the General Counsel and the Chief Compliance Officer, as well as any additional persons, which either of them may approve. The identity of companies included on the Restricted Securities List, as well as information about those companies, must not be discussed with persons outside the Firm without the prior consent of the Administrator of the Code of Ethics.

The Restricted Securities List restricts issuers (i.e., companies) and not just specific securities issued by the issuer. The list of ticker symbols on the Restricted Securities List should not be considered the complete list – the key is that you are restricted as to the company or a derivative that is tied to the company. This is of particular importance to the strategies which may invest in securities listed on foreign exchanges.

Exceptions

The Administrator of the Code of Ethics, in coordination with the Legal Department, may grant limited exceptions to the policies and procedures discussed herein on a case by case basis. One such exception is as follows:

For a TCW Registered Fund that is a passive broad-based index fund designed to track a particular broad-based index, when transacting in securities on such index that the fund is designed to track, personnel are exempt from the requirement to check the Restricted Securities List prior to trading in such securities, and transactions in such securities will not be restricted. However, this exception is limited to transactions in securities on the index that the TCW Registered Fund is designed to track and personnel must reference the Restricted Securities List when trading in securities outside of the index on behalf of TCW Registered Funds, and such transactions will generally be restricted.

Documentation of such requested exceptions and approvals shall be maintained by the Administrator of the Code of Ethics.

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Removal of Issuers from the Restricted List

Issuers are removed from the Restricted Securities List by the Administrator of the Code of Ethics in his or her discretion, but in any event after receipt of written confirmation from the responsible Firm personnel that such persons are no longer in possession of non-public information pertaining to such issuer. The Administrator of the Code of Ethics may, in his or her discretion, impose “cooling off” periods following such confirmation prior to removing an issuer from the Restricted Securities List.

What is Material Information?

Information (whether positive or negative) is material:

•	When there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision and/or

•	When it could reasonably be expected to have an effect on the price of a company’s securities.

•	The information need not be so important that it would have changed the investor’s decision to buy or sell a security.

Some examples of Material Information are:

•	Earnings results, changes in previously released earnings estimates, liquidity problems, dividend changes, defaults;

•	Projections, major capital investment plans;

•	Significant labor disputes or supply chain disruptions;

•	Significant merger, tender offers, secondary offerings, rights offerings, spin-off, joint venture, stock buy backs, stock splits or acquisition proposals or agreements;

•	New product releases, services, contracts, price changes, schedule changes;

•	Significant accounting changes, credit rating changes, write-offs or charges;

•	Major technological discoveries, breakthroughs or failures;

•	Major contract awards or cancellations, significant regulatory developments (e.g. FDA approvals);

•	Other events or circumstances affecting the market for a company’s securities;

•	Governmental investigations, major litigation or disposition of significant investigation or litigation matters; or

•	Significant management developments or changes.

This list is not exhaustive and no clear or “bright line” definition of what is material exists. Due to this, assessments sometimes require a fact- specific inquiry. If you have questions about whether information is material, direct the questions to the Legal Department.

What is Non-Public Information?

Non-public information is information that:

•	Has not been disseminated broadly to investors in the marketplace, such as a press release or publication in The Wall Street Journal or other generally circulated publication; or

•	Has not become available to the general public through a public filing with the SEC or some other governmental agency, Bloomberg, or release by Standard & Poor’s or Reuters; and

•	The market as a whole has not had adequate time to respond to the information.

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What Tippee Liability?

Firm personnel must be wary of material, non-public information disclosed in breach of a corporate insider’s duty of trust or confidence that the corporate insider may owe to his or her corporation and/or such corporation’s shareholders. Even when there is no expectation of confidentiality, Firm personnel may become an “insider” upon receiving material, non-public information in circumstances in which a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper “tip” depends on whether the corporate insider expects to benefit include, for example, a reputational benefit or an expectation of a “quid pro quo.” It is also possible for a person to become an “insider” or “tippee” upon obtaining material, non-public information inadvertently, including information derived from social situations, business gatherings, overheard conversations, and misplaced documents. It should be assumed that a duty of trust or confidence exists whenever:

•	A confidentiality agreement is entered into;

•	An oral agreement is made or a reasonable expectation exists based on the manner in which the information was transmitted that you will maintain the information as confidential; or

•	There is a pattern or practice of sharing confidences so that the recipient knows or reasonably should know that the provider expects the information to be kept confidential.

There is a presumed duty of trust and confidence when a person receives material non-public information from his or her spouse, parent, child, or sibling.

Examples of How TCW Personnel Could Obtain Inside Information and What You Should Do In These Cases

Examples of how a person could come into possession of inside information include:

Board of Directors Seats or Observation Rights

•	Most public companies have restrictions on trading by Board members except during trading window periods.

•

Anyone who wishes to serve on a Board of Directors or as a Board Observer must obtain pre-approval in StarCompliance by submitting an Outside Business Activity request. The Administrator of the Code of Ethics will then coordinate the approval process.

•

If approval is granted, the Administrator of the Code of Ethics will notify the Legal Department so that the Firm can implement the appropriate safeguards and restrictions, such as placing the issuer on the Firm’s restricted securities list (the “Restricted Securities List”). Please see the information Barrier Policy located in the Portfolio Management Policy for further details.

Portfolio Managers:

•	Sitting on Boards of public companies in connection with an equity or fixed income position that they manage;

•	Having the intent to control or work with others to attempt to influence or control a company; or

•	Working with expert network consultants who were recent employees of a company involving a major transaction.

The Legal Department should be consulted in these situations.

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Deal-Specific Information

Employees may receive inside information regarding transactions in securities that are not publicly traded for legitimate purposes such as:

•	In the context of a direct investment, secondary transaction or participation in a transaction for a client account;

•	In the context of forming a confidential relationship; or

•	Receiving “private” information through on-line services such as FinDox.

This “deal-specific information” may be used by the department to which it was given for the purpose for which it was given. This type of situation typically arises in:

•	mezzanine financings,

•	loan participations, bank debt financings (e.g., when the Firm chooses to go “private” when trading in bank loans through the Loan Syndication and Trading Association process),

•	venture capital financing,

•	purchases of distressed securities,

•	oil and gas investments, and

•	purchases of substantial blocks of stock from insiders.

Remember that even if the transaction for which the deal-specific information is received involves securities that are not publicly traded, the issuer may have other classes of traded securities and/or the deal-specific information may impact a security-based swap, and the receipt of inside information can affect the ability of other product groups at the Firm to trade in those securities.

If you are to receive any deal-specific information or potentially material, non-public information on a company (whether domestic or foreign), contact the Legal Department, who then will implement the appropriate safeguards and restrictions, such as placing the issuer on the Restricted Securities List.

Participation in Rapid Fire Capital Infusions

Overview

From time to time, public companies may seek rapid-fire capital infusions of capital from institutional investors. In the past, these have involved investment banks contacting potential investors, often over the weekends, on a pre-announcement basis.

What Should You Do?

If you work with marketable security strategies and you receive a call to participate in an offering before it is publicly announced, please contact the Legal Department, the Firm’s general counsel (the “General Counsel”) or the Firm’s chief compliance officer (the “Chief Compliance Officer”). Do not ask the name of the company that is the subject of the financing or agree to any confidentiality or standstill agreements. Otherwise, you may restrict trading in your and other portfolios and the Firm. Your email should include the contact information for the person who contacted you.

What Are The Ramifications For Participating In A Rapid Fire Capital Infusion?

Historically, the Firm’s marketable securities strategies have not received material non-public information and have relied solely on public information. Some of the ramifications of your participating in a rapid fire capital infusion are:

•

Your accounts will be restricted for the company in question as soon as you learn about the name of the company, even if you decide not to participate. There is no ability to preview the names because just knowing about the potential transaction is in itself material non-public information.

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•	A restriction in a name could last for a period of time and that period cannot be predicted in advance. In many cases, it may be a fairly short period (a week or so).

•	You will need to be available or designate someone in your portfolio management group to be fully available at night and possibly over the weekend to consider the transaction(s).

If your group decides to participate in the offering, the Legal Department will work with your group to implement appropriate Information Barrier procedures with the goal of ensuring that others at the Firm who do not have the information will not be frozen in their trading securities of the issuer. The shares of the company at issue will be restricted in accounts managed by your group and possibly others at the Firm until after the terms of the financing (or other material non-public information) are publicly announced.

Creditors’ Committees

Members of the Firm may be asked to participate on a Creditors’ Committee which is given access to inside information. Since this could affect the Firm’s ability to trade in securities in the company, before agreeing to sit on any Creditors’ Committee, contact the Administrator of the Code of Ethics who will obtain any necessary approvals and notify the Legal Department so that the appropriate safeguards and restrictions, such as placing the issuer on the Restricted Securities List, can be made.2

Information about TCW Products

Employees could come into possession of inside information about the Firm’s limited partnerships, trusts, ETFs, and mutual funds that is not generally known to their investors or the public. The following could be considered inside information:

•	Plans with respect to dividends, closing down a fund or changes in portfolio management personnel

•	A large-scale buying or selling program or a sudden shift in allocation that was not generally known

Disclosing holdings of the TCW Registered Funds on a selective basis could also be viewed as an improper disclosure of non-public information and should not be done. The Firm currently discloses holdings of the TCW Registered Funds to the general public and investors through tcw.com on a monthly basis. This disclosure may occur on or prior to the 15th calendar day following the end of that month (or, if the 15th calendar day is not a business day, the next business day thereafter). Disclosure of these funds’ holdings at other times, where a general disclosure has not yet been made through tcw.com, requires special confidentiality procedures and must be pre-cleared with the Legal Department (See the Marketing and Communications Policy for further information concerning portfolio holdings disclosure).

In the event of inadvertent or unintentional disclosure of material non-public information, the person making the disclosure should immediately contact the Legal Department or General Counsel. The Legal Department should notify the Administrator of the Code of Ethics of this type of inside information so that appropriate restrictions can be put in place.

“Big Boy” Letters

“Big Boy” letters are agreements between investors which address the frequent reality that, as experienced and sophisticated traders, one party to a transaction (usually the seller) has access to non-public information while the other does not, and yet both parties still want to proceed with the sale. In practice, such agreements take a

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variety of forms and terms vary. Most involve a representation by the buyer in a securities transaction that (a) the buyer is a sophisticated investor, (b) the buyer understands that the seller may possess material non-public information that will not be disclosed to the buyer, and (c) the buyer effectively waives any claim it may have under the federal securities laws, including Section 10(b) or Rule 10b-5 of the Exchange Act. No Firm personnel may effect a purchase or sale of an issuer’s securities in reliance on a so-called “Big Boy” letter when that issuer appears on the Restricted Securities List, unless he or she obtains prior approval to do so from the Legal Department. The Legal Department must review the proposed terms and conditions of any “Big Boy” letter prior to its execution.

Contacts with Public Companies

Contacts with public companies are an important part of the Firm’s research efforts coupled with publicly available information. Difficult legal issues arise when an employee becomes aware of material, non-public information through a company contact. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results, or if an investor-relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Firm must make a judgment regarding its further trading conduct.

If an issue arises in this area, a research analyst’s notes could become subject to scrutiny. Research analyst’s notes have become increasingly the target of plaintiffs’ attorneys in securities class actions.

The SEC has declared publicly that they will take strict action against what they see as “selective disclosures” by corporate insiders to securities analysts, even when the corporate insider was getting no personal benefit and was trying to correct market misinformation. Analysts and portfolio managers who have private discussions with management of a company should be clear about whether they desire to obtain inside information and become restricted or not receive such information.

If an analyst or portfolio manager receives what he or she believes is inside information and if you feel you received it in violation of a corporate insider’s fiduciary duty or for his or her personal benefit, you should not trade and should discuss the situation with the Legal Department.

Value-Added Investors

TCW Private Funds may accept investments from so-called “value-added” investors. Although the term value-added investor is not defined in the Investment Advisers Act of 1940, as amended, or elsewhere, it is generally understood to refer to an investor who may provide some benefit to the adviser (such as industry expertise or access to individuals in the investor’s network) beyond just the amount of their commitment. Examples of such investors may include, without limitation, executive-level officers or directors of a company or personnel who are affiliated with other investment advisers and/or private funds.

Due to the nature of their position, such investors may possess material nonpublic information. Therefore, employees of the Firm should always remain alert to the possibility that they could inadvertently come into possession of material, non-public information when communicating with such investors. Firm personnel should refrain from discussing potentially sensitive topics (e.g., specific information about the investor’s employer) with a known value-added investor.

If there is any question as to whether information received from an investor could be material, non-public information, you are expected discuss it with the Legal Department immediately, and otherwise to act in accordance with the procedures in this Policy.

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Expert Networks

The Firm may, from time to time, execute agreements with companies that provide access to a group of professionals, specialized information or research services (“Expert Networks”). In such circumstances, Expert Networks are engaged to provide authorized TCW employees with information that may be helpful in TCW understanding an industry, legislative initiatives, and many other important topical areas. However, TCW is mindful of the fact that Expert Networks present significant legal, compliance and regulatory risks concerning the receipt and transmission of materially non-public information.

Given this inherent risk, TCW requires that, in addition to the requisite approval from our vendor management team, the compliance policies of each Expert Network are reviewed and approved by the Firm’s compliance department (the “Compliance Department”) prior to entering into an agreement for services. In the course of the review, the Compliance Department may rely on certifications and affirmations made by the Expert Networks as to the underlying processes. Furthermore, the Firm requires that each employee who wishes to participate in an Expert Network read and confirm their understanding of the Firm Expert Network Guidelines, as well as complete an Insider Trading training module to ensure that they understand the Firm policies regarding material non-public information and insider trading. A TCW employee that participates in a meeting with an Expert Network, regardless of the medium through which the meeting is conducted (i.e. phone, video call, or any other means by which such meeting may occur), should be assigned the task of creating notes during or contemporaneously with the meeting (“Notes”). These Notes should be delivered to the Compliance Department within seven (7) days of the meeting. In conjunction with the appropriate departments, the Compliance Department will maintain a log of all Expert Network calls.

The Compliance Department may chaperone Expert Network calls on a sampling basis, or periodically sample and conduct a review of calls by inspecting the Notes, and/or any written or audio recording of the call that may be available. If, based upon this review, the Compliance Department determines that material non-public information may have been disclosed during a call, they will immediately notify the General Counsel and the Chief Compliance Officer. A review to determine if material non-public information was received, and any actions to be taken, will be conducted in accordance with TCW’s policies and procedures regarding material non-public information. Additionally, the Compliance Department will sample personal trading activity by employees in the securities of publicly traded companies in similar industries as those discussed during the calls.

Market Manipulation

Overview

It is essential that no personnel of the Firm engage in any activity the purpose of which is to interfere with the integrity of the marketplace. Among other things, intentionally manipulating the market, as discussed below, is a violation of the federal securities laws and of the Firm’s policies and standards of conduct.

Policies and Procedures

Firm personnel may not engage in any deceptive practice intended to manipulate the market in an issuer’s publicly traded securities. Examples of such practices are provided below under “Legal Background.”

Legal Background

The term “manipulation” generally refers to any intentional or deliberate act or practice in the marketplace that is intended to mislead investors by artificially controlling or affecting the price of a security traded in such marketplace. For example, manipulation may involve efforts to stimulate artificially the public demand for a stock or to create the false appearance of actual trading activity. Practices that may be intended to mislead investors by artificially affecting market activity and thus may constitute manipulative acts include, but are not limited to:

•

portfolio pumping or painting the tape (submitting orders to purchase securities held by a TCW Registered Fund or other TCW client (each, a “TCW Client”) near the close of trading on the last day of a period for which the TCW Client’s performance will be reported (e.g., quarter-end));

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•

window dressing (adding or eliminating securities holdings of a TCW Client on or around the date for which the TCW Client’s holdings will be reported solely in order to make the TCW Client’s holdings appear more favorable to the TCW Client’s investors (e.g., by eliminating a poorly performing holding or acquiring a security that has performed well));

•	marking the close (executing securities transactions at or near the close with a purpose of inflating the day’s price);

•	wash sales (selling a security at a loss and purchasing the same or a substantially similar security soon afterwards);

•	front running (transacting in a security for one’s own account while taking advantage of advance knowledge of a TCW Client’s pending transactions);

•	spreading rumors that can impact the market;

•	disseminating false information into the marketplace that could reasonably be expected to cause the price of a security to increase or decrease;

•

matched orders (buying a security with a low turnover and subsequently placing contemporaneous buy and sell orders for the security for substantially the same number of securities at substantially the same time and at substantially the same price, with the aim of conveying an appearance of renewed interest in the security);

•	runs (also known as pumping and dumping);

•	corners (obtaining sufficient control of a particular security or other asset in an attempt to manipulate the market price); and

•	abusive squeezes (control of a large and dominating security position in a market in order deliberately to increase the price of the security).

The rules against market manipulation do not mean that merely trying to acquire or to dispose of stock for investment purposes and incidentally affecting the price is unlawful. It is permissible for trading to have a corollary effect upon the price of a security as an ancillary consequence of buying or selling that security, so long as the investor’s purpose is not to create an artificial impression about the demand for, or supply of, the security. Further, certain of the practices described above may in certain instances be made in connection with legitimate business purposes and in such instances would not constitute market manipulation. Firm personnel with any questions whether any transaction may constitute market manipulation should contact the Legal Department immediately.

The SEC and the federal courts have emphasized that manipulation, in essence, interferes with the free forces of supply and demand, and, thus, the integrity of the market. As the SEC stated in a 1977 case:

Investors and prospective investors… are… entitled to assume that the prices that they pay and receive are determined by the unimpeded interaction of real supply and demand so that those prices are the collective marketplace judgments that they purport to be. Manipulations frustrate these expectations. They substitute fiction for fact…. The vice is that the market has been distorted and made into a stage-managed performance.

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The most cited anti-manipulative provisions of the federal securities laws are Section 10(b) of the Exchange Act, and Rule 10b-5 thereunder. Section 10(b) makes it unlawful to use or employ, in connection with the purchase or sale of any security, any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the SEC may prescribe. The various rules promulgated by the SEC under Section 10(b) define specific activities as manipulative or deceptive acts or practices. Rule 10b-5, however, sometimes referred to as the “anti-manipulation” rule, sets forth the general prohibition on fraudulent, deceptive or manipulative devices. The prohibitions against manipulative and deceptive acts under Section 10(b) and Rule 10b-5 apply to all securities, not just those registered on a national stock exchange. The SEC and the federal courts have established that pure manipulation – that is, merely undertaking acts to raise or lower the price of a security – constitutes a “manipulative or deceptive device” and a “scheme to defraud.”

Section 17(a) of the Securities Act of 1933, as amended, is also a general antifraud provision and applies to manipulation in the over-the-counter market. Section 17(a) proscribes material misrepresentations or omissions, any scheme, device or artifice to defraud, or any fraudulent or deceitful transaction, practice or course of business, in the offer or sale of securities.

Section 9(a) of the Exchange Act specifically prohibits various manipulative practices. For example, Section 9(a) (1) prohibits the use of “wash sales” and “matched orders” for the purpose of creating a false or misleading appearance of active trading in any security registered on a national exchange. Section 9(a)(2) prohibits manipulation of prices by any person, acting alone or with others, who for the purpose of inducing others to buy or sell a particular security, effects a series of transactions in the security which creates actual or apparent active trading in the security or causes a rise or decline in the price of the security. Section 9(a)(3) prevents brokers, dealers and others from circulating or disseminating information about a security to the effect that the price of the security will or is likely to rise or fall for the purpose of raising or lowering the price of the security.

Rule 9j-1 under the Exchange Act prohibits fraud, manipulation, or deception in connection with transacting in security-based swaps. Examples of such prohibited conduct may include:

•

a credit default swap (“CDS”) buyer working with a CDS reference entity (i.e., the issuer or group of issuers of whose default triggers payment on the CDS) to create an artificial, technical or temporary failure-to-pay event in order to trigger a payment on the CDS;

•	causing a CDS reference entity to issue a below-market debt instrument in order to artificially increase the auction settlement price for the CDS;

•	endeavoring to influence the timing of a credit event to either ensure or avoid payment on a CDS;

•	restructuring CDS reference entities to eliminate or reduce the likelihood of a credit event; or

•	taking actions to increase (or decrease) the supply of deliverable obligations with respect to a CDS, thereby increasing (or decreasing) the likelihood of a credit event and the cost of CDS.

•	Engaging in wash trades to artificially inflate the price of an equity security in order to benefit from the manipulated price by way of an existing total return swap (“TRS”) position.

Rule 10b-21 under the Exchange Act makes it unlawful to submit an order to sell a security if the person submitting the order deceives a broker-dealer, a participant of a registered clearing agency or a purchaser regarding his or her intention or ability to deliver the security by the settlement date and to then fail to deliver the security by the settlement date. Among other things, Rule 10b-21 targets short sellers who deceive broker-dealers about their source of borrowable shares for purposes of complying with the “locate” requirement of Rule 203(b) (1) of Regulation SHO. Rule 10b-21 also applies to sellers who misrepresent to their broker-dealers that they own the shares being sold.

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Gifts & Entertainment: Anti-Corruption Policy

Access Persons may provide reasonable Gifts and Entertainment for the bona fide purpose of promoting, demonstrating, or explaining Firm services, including fostering strong client relationships.

Where possible, or as required in this Policy, you should notify your department head before, or after, providing or accepting any Gifts or Entertainment, even if no other approval is required and report it to StarCompliance within 30 days of occurrence. As discussed below, Access Persons may also be required to obtain approval when giving or receiving certain Gifts and Entertainment. Unless otherwise specified below, if approvals are required, you must submit your request through StarCompliance for approval by the Administrator of the Code of Ethics. Access Persons must obtain prior written approval from the Administrator of the Code of Ethics where required. The Administrator of the Code of Ethics shall elevate the request in the event of high risk or higher value gifts, or as otherwise necessary or appropriate. Notwithstanding the foregoing, in light of the impromptu nature of some Entertainment, approval for Access Persons providing entertainment may on occasion be after the fact. After the fact approval shall not be deemed a violation of this Policy where (1) approval prior to such impromptu Entertainment was not feasible, and (2) the provision of such Entertainment or the value of such Entertainment does not violate applicable U.S. or local laws. However, to the extent feasible, any required approvals should be obtained before accepting or giving Gifts or Entertainment. It is the Access Person’s responsibility to seek prior approval from the Administrator of the Code of Ethics for Gifts and Entertainment which can be reasonably anticipated in advance of travel, events, meetings, conferences, or other similar circumstances where Gifts or Entertainment may be given or received. Repeated reliance on the impromptu nature of giving or receiving Gifts or Entertainment may be considered a violation of this Policy and may result in disciplinary action.

Gifts

A “Gift” is anything of value given or received without paying its reasonable fair value that personally benefits an individual (e.g. merchandise, cash, gift cards, favors, credit, special discounts on goods or services, free services, loans of goods or money, tickets to sports or entertainment events, trips and hotel expenses where Access Persons are not present as attendees). This does not include a political contribution. Entertainment (as defined below) is not a Gift.

•	A Gift must only be provided as a courtesy or token of regard or esteem (“Token Gift”).

•	Any Token Gifts should be appropriate under the circumstances, not be excessive in value (generally, not more than $100) and involve no element of concealment.

•	Gifts of cash or cash equivalents are prohibited.

•	Gifts to Foreign Officials or Domestic Officials must be pre-cleared, regardless of value, as described below.

You may not give or accept a Gift if you know, or have reason to know, that it is not permitted under the applicable laws.

Entertainment or Similar Expenditures

“Entertainment” generally refers to items of value that are given or received by hosts or guests while in the presence of TCW Access Persons. This means the attendance by both you and your hosts or guests at a meal, sporting event, theater production, tickets to an event sponsorship, or comparable event which may also include accommodation expenses covering your hosts or guests’ meal, travel to, or other related accommodation expenses at a conference or an out-of-town event. This does not include a political contribution.

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•

Business Entertainment (including meals, sporting events, theater productions, or comparable events) may only be provided if (i) a legitimate business purpose exists for such entertainment and (ii) such entertainment is reasonable and not excessive (e.g., 3 days of golf for a 1-day seminar is excessive and not reasonable).

•

Tickets received in relation to (i) an event sponsorship or (ii) received on behalf of a charitable contribution that Access Persons give or receive to guests are considered entertainment and require reporting to StarCompliance.

•

You may never pay or accept payment of Entertainment or similar expenditures if they are not commensurate with local custom or practice or if you know or have reason to know that they are not permitted under the applicable laws.

•	Entertainment provided to Foreign Officials or Domestic Officials must be pre-cleared, regardless of value, as described below.

Access Persons are required to follow the approval process set forth below, and in this Policy, to obtain the requisite approvals in StarCompliance, if any, before or after giving or receiving Gifts or Entertainment.

Gifts, Entertainment, Payments & Preferential Treatment

Gifts or Entertainment may create an actual or apparent conflict of interest, which could affect (or appear to affect) the recipients’ independent business judgment. Further, the U.S. federal government, each state, and many local jurisdictions have Domestic Officials, and in some cases their spouse or children. These laws range from absolutely prohibiting such Gifts and Entertainment to permitting them as long as there is no intent to influence a specific official decision with the Gift or Entertainment. In addition, providing Gifts and Entertainment to Foreign Officials can have implications under applicable foreign gift law as well as the Foreign Corrupt Practices Act (FCPA), as discussed below. Therefore, the Policy establishes reasonable limits and procedures relating to giving and receiving Gifts and Entertainment.

To ensure TCW is in compliance with these laws, Access Persons must obtain approval prior to providing any Gift or Entertainment to, at the request of, or for the benefit of, a Foreign Official, Domestic Official, Union Official, or his or her spouse or child, as further described below.

If approval is required, Access Persons should request approval through StarCompliance, and wait for a decision before taking any action. Access Persons are prohibited from making any unilateral decisions as to whether a gift or entertainment is within the scope of the relevant rules, including whether a gift is personal in nature. The Administrator of the Code of Ethics shall review the submission with your department head and the Approving Officers, as appropriate. Access Persons are required to log non-personal gifts & entertainment given or received regardless of amount in StarCompliance. Refer to the table below which describes the Gifts & Entertainment for which a log may be required. If you have any doubt about whether a Gift or Entertainment requires approval, you should err on the side of caution and seek approval. Notwithstanding the foregoing, in light of the impromptu nature of some Entertainment, approval for Access Persons providing entertainment may on occasion be after the fact. After the fact approval shall not be deemed a violation of this Policy where (1) approval prior to such impromptu Entertainment was not feasible, and (2) the provision of such Entertainment or the value of such Entertainment does not violate applicable U.S. or local laws. However, to the extent feasible, any required approvals should be obtained before accepting or giving Gifts or Entertainment. It is the Access Person’s responsibility to seek prior approval from the Administrator of the Code of Ethics for Gifts and Entertainment which can be reasonably anticipated in advance of travel, events, meetings, conferences, or other similar circumstances where Gifts or Entertainment may be given or received. Repeated reliance on the impromptu nature of giving or receiving Gifts or Entertainment may be considered a violation of this Policy and may result in disciplinary action.

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Gifts Provided By the Firm/Access Persons

Type of Gift To Be Given	Approval Required

Cash Gifts (including gift cards)	Prohibited

Token Gifts (e.g. bottles of wine, fruit baskets, books) under $100 (unless given to a Foreign Official or Domestic Official)

Gifts that display TCW’s logo which are of nominal value (e.g. pens, notepads or modest desk ornaments, umbrellas, tote bags or shirts) that are substantially below the $100 limit does not require reporting.

No Approval Required Reporting within 30 days of occurrence is required to StarCompliance regardless of amount. Pre-Approval Required for Foreign Official or Domestic Official.

Gifts in excess of $100 that seem appropriate under the circumstances	Pre-Approval Required

Personal Charitable Gifts given where the recipient has a known business relationship with or a connection to a client or potential client of the Firm	Pre-Approval Required

Gifts to Foreign Officials or Domestic Officials (regardless of value)	Pre-Approval Required

Charitable Gifts given on behalf of the Firm	Pre-Approval Required. The Charitable Contribution request form must be completed before making the Gift.

Gifts by TCW Funds Distributors LLC, a limited-purpose broker-dealer (“TFD”) Registered Persons aggregating less than $100 per year	No Approval Required, But Each Individual Must Maintain Their Own Log On StarCompliance Within 30 Days of Occurrence Showing:

• Name of recipient(s)

• Date of Gift(s)

• Value of Gift(s)

Gifts by TFD Registered Persons in excess of $100 per individual per year that do relate to the business of the recipient’s employer	Prohibited with exclusions. Personal Gifts Exclusions: The prohibition does not apply to personal gifts such as:

1.  Gifts of a de minimis value (e.g. pens, notepads or modest desk ornaments) or to promotional items of nominal value that display the Firm’s logo (e.g. umbrellas, tote bags, or shirts). In order for a promotional item to fall within this exclusion, it must be substantially below the $100 limit.

2.  A wedding gift or a congratulatory gift for the birth of a child, provided that these gifts are not “in relation to the business of the employer of the recipient.” ACE must be contacted in order to review factors including (1) the nature of any pre-existing personal or family relationship between the person giving the gift and the recipient; and (2) if the Firm bears the cost of the gift, either directly or by reimbursing the employee.

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Type of Gift To Be Given	Approval Required

Gifts to Unions or Union Officers	Pre-Approval Required. The Request Form for Approval for Gift/Entertainment must be completed before making the gift. In addition, an LM-10 Information Report is required to be completed, approved by an officer and submitted to the Administrator of the Code of Ethics and to the Legal Department for each occurrence.

Gifts to officers of TCW Affiliates	No Approval or Reporting Required if only provided to officers of TCW Affiliates and is (1) not provided in conjunction with any other non-TCW recipients and (2) is less than $100/ person.

Reporting within 30 days of occurrence is required if the value of the gift is above $100/person to StarCompliance.

Gifts provided to same recipient exceeding more than $100/person per quarter in one calendar year	Pre-Approval Required

Entertainment and Hospitality Provided by the Firm/Access Persons

Amount	Approval Required
Total entertainment value of $250 or less per person and $2,500 or less in aggregate per event Examples: Tickets to events, meals, transportation and lodging expenses received by the third party.	No Approval Required Reporting to StarCompliance within 30 days of occurrence is required regardless of amount.

Greater than $250 per person or $2,500 or more in aggregate per event	Pre-Approval Required

On-premise meals at TCW offices or at the third party provider’s place of business	Certain on-premise meals at TCW offices or at the third party provider’s place of business are not considered entertainment (and not reportable to StarCompliance) if any one or more of the following factors below:

1. The meal is not extravagant (under $250/person, or $2500 aggregate total)

2. The meal does not involve alcoholic drinks

3. Office snacks, including coffee, soft drinks, bottled water, donuts/pastries, and similar snacks or beverages provided to employees on the business premises.

4. A meal is provided by or for an industry-sponsored convention or seminar

Attendance and participation at educational or industry sponsored events (for example, tickets for attendance or purchasing a table at an industry conference)	No Approval Required Reporting within 30 days of occurrence to StarCompliance is required regardless of amount.

If provided to Unions or Union Officers	The Request Form for Approval for Gift/Entertainment must be completed before making the entertainment. In addition, an LM-10 Information Report is required to be completed, approved by an officer and submitted to the Administrator of the Code of Ethics and to the Legal Department for each occurrence.

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Amount	Approval Required
If provided to a Foreign Official or Domestic Official (regardless of value)	Pre-Approval Required

Entertainment to officers of TCW Affiliates	No Approval or Reporting Required if only provided for officers of TCW Affiliates and is (1) not provided in conjunction with any other non-TCW recipients and (2) is less than $250/ person.

Reporting within 30 days of occurrence is required if the value of the entertainment is above $250/person to StarCompliance.

Entertainment provided to same recipient exceeding more than $250/person per quarter in one calendar year	Pre-Approval Required

Note that officials and employees of public pension plans, school districts or federal, state and local government officials or state-owned entities should also be treated as Domestic Officials subject to the pre-approval requirement, given that many are covered under applicable gift laws as governmental entities. For public pension plans, and in some cases other clients, Gifts or Entertainment may have to be disclosed by the Firm in response to client questionnaires and may reflect unfavorably on the Firm in obtaining business. Receipt of Gifts may even lead to disqualification. Therefore, discretion and restraint is advised.

Gifts and Entertainment Received by Firm Personnel

You should not accept Gifts that are of excessive value (generally, $100 or more) or inappropriate under the circumstances. Access Persons are required to report and seek approval for any gift that they receive worth more than $100 to the Administrator of the Code of Ethics.

If a Gift has a value over $100 and is not approved as being otherwise appropriate, you should (i) reject the Gift, (ii) give the Gift to the Administrator of the Code of Ethics who will return it to the person giving the Gift (you may include a cover note), or (iii) if returning the Gift could affect friendly relations between a third party and the Firm, give it to the Administrator of the Code of Ethics, which will donate it to charity.

If the host of an event is personally present at the event, the event will be considered Entertainment; otherwise, it will be considered a Gift. You should not accept any invitation for Entertainment that is excessive or inappropriate under the circumstances. There may be some circumstances where it is difficult to reject an invitation or provision of hospitality or Entertainment. Where rejecting such an invitation or provision of hospitality could affect friendly relations between a third party and the Firm, use your best judgment and promptly report the entertainment or hospitality to the Administrator of the Code of Ethics. The Administrator of the Code of Ethics shall review such situation with your department head and the Approving Officers, as appropriate. No absolute rules exist, so good judgment must be exercised, considering the context, circumstances, and frequency of the Entertainment or hospitality. For example, approval might be required for an out-of-town sporting event, but not for a business conference in the same venue.

In light of the nature of Gift-giving and the impromptu nature of some Entertainment, approval for Access Persons accepting such items may often be after the fact. However, to the extent feasible, any required approvals should be obtained before accepting Gifts or Entertainment. Where prior approval is not possible with respect to impromptu Gifts or Entertainment, the Access Persons receiving such Gift or Entertainment must seek approval as soon as is reasonably practicable. If such Gift or Entertainment received is impermissible under U.S. or local laws, then the Administrator for the Code of Ethics may require the Access Persons to return the Gifts or reimburse such Entertainment received.

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Type of Gift/Entertainment Received	Approval Required

Cash Gifts (including gift cards)	Prohibited

Solicitation by Access Persons of Gifts from clients, suppliers, brokers, business partners, or potential business partners	Prohibited

Appropriate Gifts with value of $100 or less*	No Approval Required

Promotional gifts of nominal value (e.g. pens, notepads or modest desk ornaments, umbrellas, tote bags or shirts) that display a firm’s logo that are substantially below the $100 limit does not require reporting.	Reporting within 30 days of occurrence is required to StarCompliance regardless of amount

Tickets(s) to attend an industry conference or seminar paid by a vendor or other third party (note that payment of airfare, accommodations, meals and other expenses paid by such vendor or third party would still require approval, unless exempted per the Speaker Exemption below)	No Approval Required Reporting within 30 days of occurrence is required to StarCompliance regardless of amount

Gifts believed to have a value in excess of $100, that seem appropriate under the circumstances*	Pre-approval Required Gifts above $100 to TCW Funds Distributors LLC Registered Persons are prohibited.

Gifts $100 or less given to a wide group of recipients (e.g. closing dinner Gifts, holiday Gifts)*	No Approval Required Reporting within 30 days of occurrence is required to StarCompliance regardless of amount

Gifts received from the same donor more than twice in a calendar year exceeding more than $100*	Approval Required

Entertainment received of $250 or less per person	No Approval Required

Examples: Tickets to events, meals, transportation and lodging expenses paid for by the third party.	Reporting within 30 days of occurrence to StarCompliance is required regardless of amount.

Shared ground transportation (i.e. shuttle, van, etc.) provided by the third party with respect to similar entities is not considered entertainment.

Entertainment provided by same donor exceeding more than $250/person per quarter in one calendar year	Pre-approval Required

Entertainment over $250 per event*	Pre-approval Required

Out-of-town accommodations and airfare for business conference or other industry event paid by sponsor as speaker expenses, or on the same basis as other attendees (the “Speaker Exemption”)	No Approval Required Reporting within 30 days of occurrence is required to StarCompliance regardless of amount

Other out-of-town travel expenses, other than on a business trip or industry conference that is customary and usual for business purposes	Pre-approval Required

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*For Investment Personnel only:

•	All Gifts and Entertainment, of any value, received from broker/dealers must be reported in StarCompliance.

•	All Gifts received from broker/dealers with a value in excess of $100/person are prohibited and should be returned to the broker/dealer or turned over to Compliance for appropriate disposition.

•

If an Investment Personnel is granted approval to accept entertainment with a value in excess of $250 per event from a broker/dealer, that person must personally pay the amount in excess of $250 and must maintain records indicating such payment.

Foreign Corrupt Practices Act (FCPA)

The FCPA permits small payments to low-level Foreign Officials (typically in countries with pervasive corruption) to expedite or secure the performance of non-discretionary government action (e.g., processing governmental papers, providing police protection, and providing mail service) under limited circumstances (“Facilitating Payments”). Nevertheless, because such payments may be illegal under the local law of the foreign country involved and/or other applicable anti-corruption laws and rules, such as the Bribery Act, this Policy prohibits Firm Personnel from making such payments, regardless of whether such payments would be permissible under the FCPA and requires pre-approval for any Gifts or Entertainment provided to Foreign Officials.

Statement of Purpose

TCW (the “Firm”) is committed to complying with all applicable anti-corruption laws and rules, including, but not limited to, the U.S Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. Travel Act (the “Travel Act”), the U.K. Bribery Act of 2010 (the “Bribery Act”) and any laws enacted pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”). The purpose of this Anti-Corruption Policy (the “Policy”) is to ensure compliance with all applicable anti-corruption laws and rules.

Of course, no policy can anticipate every possible situation that might arise. As such, Firm Personnel (defined below) are encouraged to discuss any questions that they may have relating to the Policy with their supervisor, Firm contact or the Legal or Compliance Departments. When in doubt, Firm Personnel should seek guidance.

Scope

This Policy is mandatory and applies to all directors, officers and employees of the Firm and any persons engaged to act on behalf of the Firm, including agents, representatives, temporary agency personnel, consultants, and contract-based personnel, wherever located (collectively referred to as “Firm Personnel”). Violations of this Policy may result in disciplinary action, up to and including termination of employment and referral to regulatory and criminal authorities.

Prohibited Conduct

Firm Personnel shall not, directly or indirectly, make, offer, or authorize any gift, payment or other inducement for the benefit of any person, including a Foreign Official or Domestic Official, with the intent that the recipient misuse his/her position to aid the Firm in obtaining, retaining, or directing business.

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“Foreign Official” includes government officials, political party leaders, candidates for public office, employees of state-owned enterprises (such as state-owned banks or pension plans), employees of public international organizations (such as the World Bank or the International Monetary Fund), and close relatives or agents of any of the foregoing. Because U.S. regulators have a very broad view of what constitutes a “Foreign Official,” Firm Personnel should err on the side of caution by treating counter-parties as Foreign Officials when in doubt.

“Domestic Official” means any officer or employee of any government entity, department, agency, or instrumentality (federal, state, or local) in the U.S., candidates for public office, and close relatives or agents of any of the foregoing.

For purposes of this Policy, Foreign Official and Domestic Official also includes individuals who have actual influence in the award of business and any person or entity hired to review or accept bids for a government entity.

All payments, whether large or small, are prohibited if they are, in substance, bribes or kickbacks, including, cash payments, gifts, and the provision of hospitality and entertainment expenses. Personal funds (your own or a third party’s) must not be used to accomplish what is otherwise prohibited by this Policy.

Firm Personnel are also prohibited from requesting, agreeing to accept, or accepting Gifts from any third party in exchange for or as a reward for improper or unapproved performance of their job responsibilities.

Health or Safety Exception

Facilitating Payments are permitted in rare circumstances when the health or safety of Firm Personnel (or anyone else) is at risk. If a payment is made pursuant to this limited exception, Firm Personnel must report the payment and circumstances to the Legal Department as soon as possible after the health or safety of the individual(s) is no longer at risk. The payment must also be accurately recorded in the Firm’s books and records.

Third Party Representatives

Under the FCPA and other anti-bribery laws, the Firm may be held responsible for the misconduct of its agents, representatives, business partners, consultants, contractors or any other third party engaged to act on the Firm’s behalf (collectively “Third Party Representatives”). As such, prior to entering into an agreement with any Third Party Representative regarding business outside the United States, the Firm shall perform anti-corruption related due diligence and obtain from the Third Party Representative appropriate assurances of compliance in accordance with this Policy. The Legal Department is required to approve all engagements with Third Party Representatives. Any anti-corruption compliance issue that comes to the attention of any Firm Personnel must be reported to the General Counsel and addressed before proceeding with the relevant transaction or doing business with or through a Third Party Representative.

Firm Personnel should be alert to the activities of any Third Party Representative with whom they interact and promptly report any suspicious activity to the Legal Department. Firm Personnel should be especially alert to Third Party Representatives who are located in or interact with individuals in countries with high levels of corruption (the United States Department of Justice and Transparency International maintain internet-accessible lists of countries where corruption is a concern). Firm Personnel must consult with the Legal Department whenever encountering a situation involving any anti-corruption issue, including a Red Flag, or any other similar situation.

It is important for Firm Personnel to identify and report anti-corruption compliance issues in the ordinary course of business. To this end, the following shall apply to all Firm Personnel:

a.

Familiarize yourself with the examples of Red Flags listed in this Policy; Attend anti-corruption training as applicable so you can identify the types of situations that may raise Red Flags or other compliance concerns that are not enumerated in this Policy;

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b.	Be vigilant in detecting Red Flags; it is prohibited to “consciously avoid” or “close your eyes” to a violation or to a Red Flag;

c.	Look out for Red Flags both before and during a relationship with any transaction partner; and

d.	If you have information concerning a potential Red Flag, contact the General Counsel immediately.

No Firm Personnel who in good faith provides information regarding a possible Red Flag will suffer any retaliation or adverse employment decision as a consequence of such report.

The existence of a Red Flag does not necessarily mean that a violation has occurred or will occur. However, once a Red Flag arises, Firm Personnel must report the Red Flag to the Legal Department who will oversee a reasonable inquiry into the circumstances surrounding the Red Flag. Upon request, other Firm Personnel will cooperate with and assist in the review of the Red Flag. The extent of this inquiry will depend on the facts of the particular situation and the degree of risk involved.

Red Flag Reporting

Firm Personnel are required to promptly report to the General Counsel any situations that raise anti-corruption compliance Red Flags. All Firm Personnel are expected to be alert to any Red Flags or other situations that may indicate any compliance issues. The existence of a Red Flag requires additional diligence to address potential problems before a transaction may go forward. Red Flags include (but are not limited to):

•	A request for reimbursement of extraordinary, poorly documented, or last minute expenses;

•	A request for payment in cash, to a numbered account, or to an account in the name of someone other than the appropriate counterparty;

•	A request for payment in a country other than the one in which the transaction is taking place or counterparty is located, especially if it is a country with limited banking transparency;

•

An unreasonable request (taking into consideration the circumstances of the request, including the size of payment and the timing of the request) for payment in advance or prior to an award of a contract, license, concession, or other business;

•	A refusal by a party to certify that it will comply with the requirements and prohibitions of this Policy, applicable anti-corruption laws and rules;

•	A refusal, if asked, to disclose owners, partners, or principals;

•	Use of shell or holding companies that obscure an entity’s ownership without credible explanation;

•

As measured by local customs or standards, or under circumstances particular to the party’s environment, the party’s business seems understaffed, ill equipped, or inconveniently located to undertake its proposed relationship with the Firm;

•	The party, under the circumstances, appears to have insufficient know-how or experience to provide the services the Firm needs; and

•	In the case of engaging a Third Party Representative, the potential Third Party Representative:

•	has an employee or a family member of an employee in a government position, particularly if the family member is or could be in a position to direct business to the Firm;

•	is insolvent or has significant financial difficulties that would reasonably be expected to impact its dealings with the Firm;

•	displays ignorance of or indifference to local laws and regulations;

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•	is unable to provide appropriate business references;

•	lacks transparency in expenses and accounting records;

•	is the subject of credible rumors or media reports of inappropriate payments; or

•	requests payment that is disproportionate to the services provided.

Mandatory Reporting

Firm Personnel and Third Party Representatives are required to promptly report to the General Counsel or Chief Compliance Officer any instance in which they believe that they, or any other Firm Personnel or Third Party Representative may have violated this Policy. All suspected violations of this Policy, including minor violations, should be reported. For example, a failure to obtain pre-approval before giving Gifts in excess of $100 should be reported. In addition, Firm Personnel and Third Party Representatives must alert the General Counsel or Chief Compliance Officer if anyone solicits improper Gifts, payments or other inducements from them, including any request made by Foreign Official or Domestic Official for a payment that would be prohibited under this Policy or any other actions taken to induce such a payment.

Firm Personnel may also report suspected violations of this Policy as specified in the Firm’s Whistleblower Policy.

Books and Records

The Firm is required to maintain books and records that accurately reflect the Firm’s transactions, use of Firm assets, and other similar information. The Firm is also required to maintain the internal accounting controls necessary to maintain proper control over the Firm’s actions. The Firm should not create any undisclosed or unrecorded accounts for any purpose. False or artificial entries are not to be made in the books and records of the Firm for any reason.

Outside Business Activities

General

The Firm discourages employees from holding outside employment, including consulting. In addition, an employee may not engage in outside employment that:

•	interferes, competes, or conflicts with the interests of the Firm or gives an appearance of a conflict of interest.

•	Employment in the securities brokerage industry is prohibited.

•

Employees must abstain from negotiating, approving, or voting on any transaction between the Firm and any outside organization with which they are affiliated, except in the ordinary course of providing services for the Firm and on a fully disclosed basis.

•	encroaches on normal working time or otherwise impairs performance,

•	implies Firm sponsorship or support of an outside organization, or

•	adversely reflects directly or indirectly on the Firm.

A conflict of interest may arise if an employee is engaged in an outside business activity (“OBA”) or receives any compensation for outside services that may be inconsistent with the Firm’s business interests. Examples of OBAs may include, but are not limited to, the following with any non-TCW entities or organizations:

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•	Outside employment

•	Serving in any capacity of any non-affiliated company or institution, including positions in TCW investment-related entities.

•

Accepting appointment as a fiduciary, including executor, trustee, guardian, conservator or general partner, except for the employee or immediate family for estate planning and other non-commercial and personal purposes

•	Honorariums, public speaking appearances or instruction courses at educational institutions

•

Providing investment advice, or any other financial services to, any person, organization or association, including any that are exclusively charitable, fraternal, religious, civic and are recognized as tax exempt.

•	Regardless if compensation is received or not, ANY active role/position you have with an outside entity or organization.

Obtaining Approval/Reporting

All employees are required to obtain pre-approval before engaging in any OBA by submitting an Outside Business Activity request through StarCompliance. The Administrator of the Code of Ethics will then coordinate the approval and reporting process.

Each employee that has disclosed an OBA must submit an updated request in StarCompliance upon material changes to the activity or role involved. For example, if an employee that serves on a Board were to become an officer such as Treasurer in addition to serving on the Board. Any position involving investment advice may be subject to conditions to prevent conflicts of interest.

All employees are required to complete the Report on Outside Business Activity annually in StarCompliance.

In addition, all employees are required to submit an initial Outside Business Activity request upon their hire through Human Resources, if they have any OBA .

Political Activities & Contributions

Introduction

In the U.S., both federal and state laws impose restrictions on certain kinds of political contributions and activities. Federal law prohibits foreign nationals (i.e., non-U.S. entities or individuals who are neither U.S. citizens nor permanent U.S. residents) from making or otherwise having any input into decisions regarding such contributions. Accordingly, the Firm has adopted policies and procedures concerning political contributions and activities regarding federal, state, and local candidates, political parties, and political committees.

This policy applies to the Firm and all Access Persons, and in some cases to affiliates, consultants, placement agents and solicitors working for the Firm. Failure to comply with these rules could result in civil or criminal penalties for the Firm and the individuals involved or loss of business for the Firm.

These policies are intended to comply with these laws and regulations and to avoid any appearance of impropriety. These policies are not intended to otherwise interfere with an individual’s right to participate in the political process. If you have any questions about political contributions or activities, contact the Administrator of the Code of Ethics.

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General Rules

All persons are prohibited from making, fundraising, or soliciting political contributions where the purpose is to assist the Firm in obtaining or retaining business. This includes using Firm resources for political activities. No Access Person shall apply pressure, direct or implied, on any other employee (including, in particular, subordinates) that infringes upon an individual’s right to decide whether, to whom, in what capacity, or in what amount or extent, to engage in political activities.

All persons are prohibited from doing indirectly or through another person anything prohibited by these policies and procedures or to avoid a required review for approval.

Rules Governing Firm Contributions and Solicitation Activities

Federal and many state election laws prohibit TCW from making corporate political contributions. Further, as a registered investment adviser, TCW is subject to U.S. Securities and Exchange Commission (“SEC”) Rule 206(4)-5, which restricts making or soliciting political contributions to certain state and local restricted recipients or any other attempt to do indirectly what the Rule prohibits from being done directly. In addition, various U.S. states and localities maintain their own pay-to-play laws.

To ensure compliance with these laws, Firm employees may not cause TCW to make or solicit political contributions, including not only monetary contributions from corporate funds but also use of corporate personnel or facilities, without obtaining prior approval from the Approving Officers. This includes the following activity:

Using Firm resources for political activities (e.g., engaging in volunteer campaign activity, such as raising funds for, or other activity benefiting, a candidate campaign, political party or PAC),, including the use of photocopier paper for political flyers, or Firm-provided refreshments at a political event,

•

Using Firm resources for political activities (e.g., engaging in volunteer campaign activity, such as raising funds for, or other activity benefiting, a candidate campaign, political party or PAC), including the use of photocopier paper for political flyers, or Firm-provided refreshments at a political event,

•

Directing other employees, including, in particular, subordinates, to participate in federal, state, and/ or local fundraising or other political activities, except where those employees have voluntarily agreed to participate in such activities. Any Access Person who has obtained approval to use the services of an employee (whether or not in the same reporting line) for political activities must inform the employee that his or her participation is strictly voluntary and that he or she may decline to participate without the risk of retaliation or any adverse job action.

•	Using any TCW branded resources such as letterhead, email signature blocks, logos or other identifiers of TCW, in connection with soliciting any political contribution.

•	Using the Firm’s funds for any political contributions to state or local candidates, or

•	Making any political contribution in the Firm’s name,

Federal law and Firm policy allow an individual to engage in limited personal, volunteer political activities on company premises on behalf of a federal candidate that does not currently hold state or local office if:

•	the individual obtains approval before the activities occur. Contact the Administrator of the Code of Ethics to request approval.

•	the political activities are isolated and incidental (they may not exceed 1 hour per week or 4 hours per month),

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•	the activities do not prevent the individual from completing normal work or interfere with the Firm’s normal activity,

•	the activities do not raise the overhead of the Firm (for example, result in phone charges, postage or delivery charges, use of Firm materials), and

•

the activities do not involve services performed by other employees (including secretaries, assistants, or other subordinates) unless the other employees voluntarily engage in the political activities.

TCW follows the above policy for activities related to state and local elections.

Rules for Access and Covered Persons

Responsibility for Personal Contribution Limits

Federal law and the laws of many states and localities establish contribution limits for individuals. Each Access Person is responsible for knowing and remaining within those limits.

Pre-Approval of all Political Contributions, Fundraising, Soliciting, and Volunteer Activity

Each TCW Access Person, and their Covered Person(s) (i.e. spouse, domestic partner and relative or significant other sharing the same house), must submit a Political Contribution Request Form to the Administrator of the Code of Ethics and obtain pre-approval before:

•

making or soliciting any Contribution to, or engaging in any other fundraising for a current holder or candidate for a state, local or federal elected office, or a campaign committee, political party committee, proposition, referendum, initiative, 501(c)4 organization, other political committee (e.g., PAC or Super PAC) or 527 political organization (example: Republican, Democratic Governors Association) inaugural committee or transition team of a successful candidate. A Contribution includes anything of value given or paid to:

•	influence any election for foreign, federal, state or local office;

•	pay any debt incurred in connection with such election; or

•	pay any transition or inaugural expenses incurred by the successful candidate for state or local office.

•	volunteering their services to a political campaign, political party committee, proposition, referendum, initiative, political action committee (“PAC”) or political organization.

Any solicitation or invitations to fundraisers by an Access Person or Covered Person on behalf of candidates, party committees or political committees that is approved pursuant to the above must:

•	originate from the individual’s home address or personal email address,

•	make clear that the solicitation is not sponsored by the Firm,

•	make clear that the contribution is voluntary on the part of the person being solicited,

•	not take place on the Firm’s premises, and

•

not direct employees, including, in particular, subordinates, to participate in soliciting and fundraising (except where those employees have voluntarily agreed to participate in such activities and sought pre-approval to participate).

Access Persons are required to affirm after the end of each calendar quarter that they have reported all political contributions and volunteer services they, and each of their spouse, domestic partner and relative or significant other sharing the same house, have provided during the quarter.

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New Hires

TCW considers all employees to be Covered Associates. New hires may not be made without the prior review of their political contributions and activities by Compliance. Human Resources will gather information on any new hire and provide this to Compliance for review. This information shall include details about the political contributions or activities of the new hire. Legal and Compliance may exempt individuals or categories of employees from this review.

Participation in Public Affairs

The Firm encourages its employees to be involved in public affairs and political processes. Normally, participation in public affairs takes place outside of regular business hours. If participation in public affairs requires corporate time, or you wish to accept an appointive federal, state or local office, or you want to run for elective office, contact the Administrator of the Code of Ethics in order to request approval.

If you are running for office, you must campaign on your own time. You may not use Firm property or resources without proper reimbursement to the Firm.

Employees participating in political activities do so as individuals and not as representatives of the Firm. You may not:

•	use either the Firm’s name or its address in material you mail or fundraising, and

•	identify the Firm in any advertisements or literature, except as necessary biographical information.

Lobbying

The federal government, each state and certain localities have laws requiring registration and reporting by lobbyists and in some cases, also by the lobbyist’s employer. Lobbying activity generally includes attempts to influence the passage or defeat of legislation, but can also include efforts to influence an agency’s formal rulemaking, or the agency’s decision to enter into a contract or other financial arrangement (such as meetings to procure government contracts with public pension funds, school districts or federal, state and local government officials or entities).

To ensure that TCW and its employees are in compliance with these laws, Employees must comply with the following:

Employees may not engage in any lobbying activities on behalf of TCW without prior written approval from the Administrator of the Code of Ethics. This also includes the retention of any outside lobbyists that would be hired to lobby on behalf of TCW.

•

In addition, if you plan to communicate with a Domestic Official but are not sure whether your activities would be considered lobbying, contact the Administrator of the Code of Ethics before engaging in any such activities.

If you are communicating with Domestic Officials solely for the purpose of providing services under an existing contract, you need not obtain pre-approval for those communications.

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Other Employee Conduct

Personal Loans

You may not borrow from clients or from Firm vendors or service providers, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

Taking Advantage of a Business Opportunity That Rightfully Belongs To the Firm

Employees must not take for their own advantage a business opportunity that rightfully belongs to the Firm. Whenever the Firm has been actively soliciting a business opportunity, or the opportunity has been offered to it, or the Firm’s funds, facilities, or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to the Firm and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

•	selling information to which an employee has access because of his/her position,

•	acquiring any property interest or right when the Firm is known to be interested in the property in question,

•	receiving a commission or fee on a transaction that would otherwise accrue to the Firm, and

•	diverting business or personnel from the Firm.

Disclosure of a Direct or Indirect Interest in a Transaction

If you or any family member have any interest in a transaction (whether on behalf of a client or the Firm), that interest must be disclosed, in writing, to the General Counsel or the Chief Compliance Officer to allow assessment of potential conflicts of interest.

You do not need to report any interest that is otherwise reported in accordance with the Personal Investment Transactions Policy.

Example of an interest that should be disclosed: conducting TCW business with a vendor or service provider who is related to you or for which your parent, spouse, or child is an officer should be disclosed.

Corporate Property or Services

You may not purchase or acquire corporate property or use the services of other employees for personal purposes. For example, you may not use inside counsel for personal legal advice absent approval from the General Counsel or use of outside counsel for that advice at the Firm’s expense.

Use of TCW Stationery

You may not use corporate stationery for personal correspondence or other non-job-related purposes.

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Giving Advice to Clients

The Firm cannot practice law or provide legal advice.

•	Avoid statements that might be interpreted as legal advice; and

•

Avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, except as appropriate in the performance of a fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.

Confidentiality

Generally, all information relating to past, current, and prospective clients is confidential and is not to be discussed with anyone outside the organization under any circumstance. All employees, including on-site and off-site temporary employees, and consultants will be required to sign and adhere to a Confidentiality Agreement. You should report violations of the Confidentiality Agreement to the Chief Compliance Officer.

Sanctions

The Firm may impose such sanctions it deems appropriate upon discovering a violation of this Code, including, but not limited to, an oral or written reprimand, supplemental training, a reversal of a transaction and disgorgement of profits, demotion, and suspension or termination of employment.

Reporting Illegal or Suspicious Activity—“Whistleblower Policy”

Policy

The Firm is committed to compliance with the law and its policies in all of its operations. The Firm’s employees can provide early identification of significant issues that arise with compliance with policies and the law. The Firm’s policy is to create an environment in which its employees can report these issues in good faith without fear of reprisal.

The Firm requires that all employees report activity that is illegal or does not comply with the Firm’s policies and procedures (“Compliance Issues”), including this Code. Reports about Compliance Issues will be held confidentially by the Firm except as otherwise required to investigate and address the issues raised. The Firm expects the exercise of the Whistleblower Policy to be used responsibly. If an employee believes that a policy is not being followed because it is being overlooked, one first step could be to bring the issue to the attention of the party charged with the operation of the policy. If, however, you believe that a policy is not being followed and feel uncomfortable bringing it to the attention of the person involved, you may follow the other procedures set forth in this policy.

Procedure

In some cases, an employee should be able to resolve issues or concerns with their manager or, if appropriate, other management senior to their manager. However, this may fail or the employee may have legitimate reasons to choose not to notify management. In such cases, the Firm has established a system for employees to report Compliance Issues.

An employee who has a good faith belief that a Compliance Issue may occur or is occurring is required to come forward and report under this policy. “Good faith” means that the employee believes that they are disclosing information that is truthful, but it does not require that a reported concern is correct.

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The report should be made to the General Counsel or an Associate General Counsel, and may be made in person, in writing, via email at TCWWhistleblower@tcw.com or via the TCW whistleblower line at (213) 244-0055. The whistleblower email and line is only directly accessible by the General Counsel. Reports may also be made anonymously via the whistleblower line or the whistleblower drop box located in the pantry on the 28th floor of the Los Angeles office and in the Town Hall pantry in the New York office; however, the Firm encourages employees to identify themselves when making a report to facilitate follow-up communication. When making a report, employees should state in as much detail as possible the facts that raised a concern.

The General Counsel will consult with others. Depending on the nature of the matters covered by the report and other relevant facts and circumstances, the other persons consulted may include other members of the Legal team, the Chief Compliance Officer and other members of the Compliance team, outside counsel and/ or independent investigators, as appropriate, about the investigation. If deemed necessary and appropriate, a formal or informal investigation may be conducted by the General Counsel and Legal team or an external party.

The Firm understands the importance of maintaining confidentiality of the reporting employee. The identity of the employee making the report will be kept confidential, except to the extent that disclosure may be required by law, a governmental agency, or self-regulatory organization, or as an essential part of completing the investigation. The employee making the report will be advised if confidentiality cannot be maintained. To the extent practicable, employees will be kept apprised of the Firm’s response to their reports.

The Chief Compliance Officer will follow up to assure that the investigation is completed, that any Compliance Issue is addressed, and that no acts of retribution or retaliation occur against the person reporting violations or cooperating in an investigation in good faith.

Each quarter (or more frequently as necessary), the General Counsel will provide TCW’s Board of Directors with an update regarding the status of each report received under this policy during the preceding quarter. Employees may also contact the SEC’s Office of the Whistleblower at (202) 551-4790 or via fax at (703) 813-9322, or via the California Office of the Attorney General’s whistleblower hotline at (800) 952-5225. The Attorney General refers calls received on its whistleblower hotline to an appropriate governmental authority for review and possible investigation.

Submitting a report that is known to be false is a violation of this Reporting of Illegal or Suspicious Activity Policy.

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Glossary

A

Access Person(s) -– Includes all of the Firm’s directors, officers, and employees, except those who (i) do not devote substantially all working time to the activities of the Firm, and (ii) do not have access to information about the day to-day investment activities of the Firm. A consultant, temporary employee, or other person may be considered an Access Person depending on various factors, including length of service, nature of duties, and access to Firm information (such as nonpublic information regarding any clients’ purchase or sale of securities, portfolio holdings, securities recommendations, or providing investment advice).

Account – A separate account and/or a commingled fund (e.g., limited partnership, trust, mutual fund, REIT, and CBO/CDO/CLO).

Administrator of the Code of Ethics – Shall be a member of the Compliance Department, as designated by the Chief Compliance Officer.

Approving Officers – The following conflicts of interest situations involving a Covered Officer must be approved by (i) the General Counsel or his designee and (ii) the Chief Compliance Officer.

B

Beneficial Interest – an interest of an Access Person in a security or account of another person under which they (i) can obtain benefits substantially equivalent to owning the security, (ii) can obtain ownership of the security immediately or within 60 days, or (iii) can vote or dispose of the security.

C

CBO – Collateralized bond obligation.

CDO – Collateralized debt obligation. A security backed by a pool of bonds, loans, and other assets.

Chief Compliance Officer – The Chief Compliance Officer of TCW. For purposes of this policy, the term Chief Compliance Officer shall include persons authorized by the Chief Compliance Officer to handle certain matters under this Code of Ethics policy.

CLO – Collateralized loan obligation.

Code of Ethics or Code – This Code of Ethics.

Covered Account – Any account of an Access Person or Covered Person is a “Covered Account .” Covered Accounts include any personal trading account in which you have a beneficial interest. A non-exhaustive or a representative list of such accounts include:

•

Brokerage accounts (i.e. individual, joint, trust, custodial, corporate, LLC); Individual Retirement Accounts (all types); DRIPs, profit sharing, Investment Clubs, and any other account/vehicle that have the ability to trade any non-exempt investment product.

•	401(k) and 529 Plans accounts that provide the ability to trade any non-exempt investment product.

•	Please note: If the accounts hold MetWest or TCW Registered Funds, these accounts require reporting as well.

•	Accounts held directly at mutual funds are exempt unless the account holds MetWest or TCW Registered Funds.

•	A relative’s brokerage account for which the Access Person can effect trades, or an estate for which the Access Person makes investment decisions as executor.

•	Direct investments in private funds

Covered Person – Spouse, minor child, relative or significant other sharing a house with an Access Person, or any other person, when the Access Person has a “beneficial interest” in the person’s accounts or securities.

Covered Transaction – A transaction in a Covered Account.

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Cryptocurrencies – Cryptocurrencies, like Bitcoin and Ethereum, are pieces of computer code that are not managed by any authority (see Digital Currencies definition, below). Creation, as well as use, is maintained through a distributed ledger, typically a blockchain, that serves as a public financial database.

D

Digital Currencies – Digital currency refers to the electronic form of fiat money issued by governments. Unlike Cryptocurrencies, digital currency does not require encryption, and users are required to use secure and unique passwords in order to protect their digital wallets from hacking or theft.

Direct Purchase Plan – An investment service that allows individuals to purchase a security directly from a company or through a transfer agent. Not all companies offer Direct Purchase Plans and the plans often have restrictions on when an individual can purchase.

E

Entertainment – Generally refers to items of value that are given or received by hosts or guests while in the presence of TCW Access Persons. This means the attendance by both you and your hosts or guests at a meal, sporting event, theater production, tickets to an event sponsorship, or comparable event which may also include accommodation expenses covering your hosts or guests’ meal, travel to, or other related accommodation expenses at a conference or an out-of-town event.

ETF – Exchange Traded Fund. A fund that tracks an index but can be traded like a stock.

ETN – Exchange Traded Note – An unsecured debt security that tracks an underlying index of securities and trade on a major exchange like a stock.

Ethical Walls or Informational Barriers – The conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group, or department.

Exchange Act – Securities Exchange Act of 1934, as amended.

Exempt Securities – Those Securities described in the subsection Exempt Securities in the Personal Investment Transactions Policy.

Expert Networks – a business model in which a company connects subject matter experts to firm personnel wishing to gain information concerning a particular industry, market segment or topic. These subject matter experts usually possess specialized knowledge in their area of expertise.

F

Financial Commodity – Any futures or option contract that is not based on an agricultural commodity, a natural resource such as energy or metals, or other physical or tangible commodity. It includes currencies (both virtual and non-virtual), equity securities, fixed income securities, and indexes of various kinds.

Firm or TCW – The TCW Group of companies.

Firm Personnel – All directors, officers and employees of the Firm and any persons engaged to act on behalf of the Firm, including agents, representatives, temporary agency personnel, consultants, and contract-based personnel, wherever located.

Foreign Official – Includes (i) government officials, (ii) political party leaders, (iii) candidates for office, (iv) employees of state-owned enterprises (such as state-owned banks or pension plans), and (v) relatives or agents of a Foreign Official if a payment is made to such relative or agent of a Foreign Official with the knowledge or intent that it ultimately would benefit the Foreign Official.

G

General Counsel – The General Counsel of TCW. For purposes of this policy, the term General Counsel shall include persons authorized by the General Counsel to handle certain matters under this Code of Ethics policy.

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Gift – Anything of value received without paying its reasonable fair value (e.g., favors, credit, special discounts on goods or services, free services, loans of goods or money, tickets to sports or entertainment events, trips and hotel expenses). If something falls within the definition of Entertainment, it does not fall within the category of Gifts.

I

Initial Coin Offerings (ICOs) – An initial coin offering (ICO) is a type of capital-raising activity in the cryptocurrency and blockchain environment. The ICO can be viewed as an initial public offering (IPO) that uses cryptocurrencies and may be considered securities offerings which may need to be registered with the SEC or fall under an exemption to registration under the Exchange Act.

IPO – Initial public offering. An offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Inside information – Material, non-public information.

Investment Compliance – The support group for certain trading areas that, among others, checks proposed trades and open trades against investment restrictions.

Investment Personnel – Includes (i) any portfolio manager or securities analyst or securities trader who provides information or advice to a portfolio manager or who helps execute a portfolio manager’s decision, and (ii) a member of the Investment Compliance Department.

L

Limited Offering – An offering that is exempt from registration under the Securities Act pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the Securities Act. Note that a CBO or CDO is considered a Limited Offering or Private Placement.

Linked Broker – A broker that provides account information by automatic feed to StarCompliance.

LM-10 Information Report – Report required for reporting gifts or entertainment to labor unions or union officials.

Lobbyist – A lobbyist is an individual who is compensated to communicate directly with any state, legislative or agency official to influence legislative or administrative action on behalf of his or her employer or client.

M

Material Information – Information that a reasonable investor would consider important in making an investment decision. Generally, this is information the disclosure of which could reasonably be expected to have an effect on the price of a company’s securities.

MetWest – Metropolitan West Asset Management, LLC, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

MetWest Mutual Funds – Metropolitan West Funds, each of its series, and any other proprietary, registered, open-end investment companies (mutual funds) advised by MetWest.

N

Non-Discretionary Accounts – Accounts for which the individual does not directly or indirectly make or influence the investment decisions.

Non-Financial Commodity – Any futures contract based on an agricultural commodity, a natural resource such as energy or metals, or other physical or tangible commodity. It includes commodities that may be physically delivered or agricultural commodities. This extends to environmental commodities like carbon offset credits, emission allowances and renewable energy credits (RECs).

O

Outside Fiduciary Accounts – Certain fiduciary accounts outside of the Firm for which an individual has received the Firm’s approval to act as fiduciary and that the Firm has determined qualify to be treated as Outside Fiduciary Accounts under this Code of Ethics.

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PPc6133 12/03/24 42

P

Private Placements – An offering that is exempt from registration under the Securities Act pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the Securities Act. Note that a CBO or CDO is considered a Limited Offering or Private Placement.

R

REIT – Real estate investment trust.

Registered Person(s) – Any person having a securities license (e.g., Series 6, 7, 24, etc.) with TFD.

Restricted Securities List – A list of the securities for which the Firm is generally limited firm-wide from engaging in transactions.

Rule 10b5-1 Plan – A rule established by the Securities Exchange Commission (SEC) that allows insiders of publicly traded corporations to set up a trading plan for selling stocks they own. Rule 10b5-1 allows major holders to sell a predetermined number of shares at a predetermined time.

S

SEC – Securities and Exchange Commission.

Securities – Includes any interest or instrument commonly known as a security, including stocks, bonds, ETFs, ETNs, shares of mutual funds, and other investment companies (including money market funds and their equivalents), options, options on securities, single stock futures, warrants, financial commodities, a derivative linked to a specific security, security-based swaps, or other derivative products and interests in privately placed offerings and limited partnerships, including hedge funds. Includes cryptocurrencies or digital currencies (other than Bitcoin, Ethereum and USDC).

Securities Act – Securities Act of 1933, as amended.

Single Stock ETF – Exchange Traded Fund allowing for leveraged or inverse trading of a single stock. Single-stock ETFs do not hold a portfolio of stocks; rather, they track just a single stock but employ derivatives contracts to provide leveraged and/or inverse returns.

T

TABF – TCW Asset Backed Finance Management Company LLC, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

TAMCO – TCW Asset Management Company LLC, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

TCW or Firm – The TCW Group of companies.

TCW Advisor – Includes TAMCO, TIMCO, MetWest and any other U.S. federally registered advisors directly or indirectly controlled by The TCW Group, Inc.

TCW ETF Trust – TCW ETF Trust, each of its series, and any other proprietary, registered, exchange-traded funds (ETFs) advised by TIMCO.

TCW Funds – TCW Funds, Inc., each of its series, and any other proprietary, registered, open-end investment companies (mutual funds) advised by TIMCO.

TCW Registered Funds – Collectively, the TCW Funds, MetWest Mutual Funds, TCW ETF Trust, each of their series, and any other proprietary and registered closed-end investment companies (including TSI and TABF), exchange-traded funds (ETFs) and open-end investment companies (mutual funds) advised (or sub-advised) by TAMCO, TIMCO, TPAY, MetWest or any other affiliate, unless otherwise indicated.

TFD or TCW Funds Distributors LLC – A limited-purpose broker-dealer (formerly, TCW Brokerage Services).

TIMCO – TCW Investment Management Company LLC, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

TPAY—TCW Private Asset Income fund, a registered, closed-end investment company advised by TABF.

TSI – TCW Strategic Income Fund, Inc., a registered, closed-end investment company advised by TIMCO.

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Endnotes

1

Certain related companies may include affiliates, economically linked companies, companies in the same sector or industry or any other impacted companies that may be participating in a corporate action.

2	This may also implicate the TCW and Carlyle Information Barrier, so please contact the General Counsel or the CCO in the event that Carlyle is involved with a Creditors’ Committee.

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